UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 30, 2017 (August 29, 2017)
Date of Report (Date of earliest event reported)

HCP, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1920 Main Street, Suite 1200
Irvine, CA 92614
(Address of principal executive offices) (Zip Code)

(949) 407-0700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

(c)     Appointment of Certain Officers

Election of Executive Vice President and Chief Operating Officer
On August 30, 2017, HCP, Inc., a Maryland corporation (“HCP”), announced that its Board of Directors (the “Board”) appointed Thomas M. Klaritch, 59, to serve as Executive Vice President and Chief Operating Officer, effective August 29, 2017. In this role, Mr. Klaritch will oversee HCP’s office platform, with the life science and medical office businesses reporting to him.
Mr. Klaritch has served as HCP’s Senior Managing Director – Medical Office Properties since April 2008. He previously served as Senior Vice President – Medical Office Properties from October 2003 to April 2008. Prior to joining HCP, Mr. Klaritch was a founding member and Chief Financial Officer of MedCap Properties LLC, a company that owned, operated and developed healthcare real estate. He has 34 years of operational and financial management experience in the medical office and hospital sectors. Mr. Klaritch is a Fellow in the Healthcare Financial Management Association and serves on the Board of Directors of the University City District of Philadelphia, Pennsylvania. He is also a certified public accountant.
In connection with Mr. Klaritch’s promotion, his annual base salary has increased to $600,000, effective immediately. Commencing with the annual bonus payable to HCP’s senior executives for 2017, the target amount of Mr. Klaritch’s annual bonus will increase to $900,000. The actual amount of the annual bonus will be determined by the Compensation Committee of the Board (the “Compensation Committee”), based on achievement of the same performance targets and other terms and conditions currently applicable to Mr. Klaritch and HCP’s other senior executives generally under HCP’s 2017 Short - Term Incentive Plan. In addition, beginning with the next annual equity award to be granted to HCP’s senior executives, the target aggregate grant date fair value of the annual equity award Mr. Klaritch will be eligible to receive will increase to $1,500,000 (the “Annual Equity Award”). The Annual Equity Award will be subject to approval by the Compensation Committee, with vesting criteria and other terms and conditions applicable to other senior executives generally under HCP’s 2017 Long - Term Incentive Plan. All other terms of Mr. Klaritch’s compensation, as previously disclosed in HCP’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on March 16, 2017, will remain unchanged.
There are no family relationships involving Mr. Klaritch that would require disclosure under Item 401(d) of Regulation S-K. There are no current or proposed transactions in which he or any member of his immediate family has, or will have, a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01      Regulation FD Disclosure.

On August 30, 2017, HCP issued a press release announcing changes to its executive leadership team.  The text of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

The information set forth in this Item 7.01 and the related information in Exhibit 99.1 attached hereto are being furnished to, and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference therein.

Item 8.01	Other Events.
Resignation of Senior Managing Director – Life Science Properties

Jonathan M. Bergschneider, HCP’s Senior Managing Director – Life Science Properties, has resigned. Mr. Bergschneider has informed HCP that he will be joining BioMed Realty Trust as their Chief Development Officer.
.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

No.	Description
99.1	Press Release dated August 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2017
HCP, Inc. (Registrant)

	By:	/s/ Troy E. McHenry
Troy E. McHenry
Executive Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

No.	Description
99.1	Press Release dated August 30, 2017.

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